UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Private Placement

On December 6, 2016, Chesapeake Energy Corporation (the “Company”) issued a press release regarding the commencement of a private placement to eligible purchasers of $750 million aggregate principal amount of senior notes due 2025. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference in this current report.

This current report does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the securities will be made only by means of a confidential offering circular pursuant to Rule 144A and Regulation S under the Securities Act.

Asset Sale

On November 30, 2016, the Company entered into an agreement to sell to a private company a portion of its acreage and producing properties in its Haynesville Shale operating area in northern Louisiana for approximately $450 million, subject to adjustment. Included in the sale are approximately 72,800 net acres, 40,000 net acres of which the Company considered as core acreage, and approximately 250 producing wells currently producing approximately 30 million cubic feet of gas per day, net to the Company. The closing is subject to customary closing conditions. The Company expects this transaction to close in the first quarter of 2017. The Company can give no assurance that the transaction will close by that time or at all.

Tender Offers

On December 6, 2016, the Company issued a press release announcing that the Company has commenced cash tender offers to purchase its outstanding 2.5% Contingent Convertible Senior Notes due 2037 and 2.25% Contingent Convertible Senior Notes due 2038, upon the terms and conditions set forth in an Offer to Purchase, dated December 6, 2016, and the related Letter of Transmittal. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 6, 2016, the Company also issued a press release announcing that the Company has commenced cash tender offers to purchase up to $1,200,000,000 aggregate purchase price, exclusive of accrued interest, of its outstanding 6.5% Senior Notes due 2017, 7.25% Senior Notes due 2018, Floating Rate Senior Notes due 2019, 6.625% Senior Notes due 2020, 6.875% Senior Notes due 2020, 6.125% Senior Notes due 2021, 5.375% Senior Notes due 2021, 4.875% Senior Notes due 2022, 8.00% Senior Secured Second Lien Notes due 2022 and 5.75% Senior Notes due 2023 upon the terms and conditions set forth in an Offer to Purchase, dated December 6, 2016, and the related Letter of Transmittal. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

This current report is neither an offer to purchase nor a solicitation of an offer to sell any notes in the tender offers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated December 6, 2016

99.2	Chesapeake Energy Corporation press release dated December 6, 2016

99.3	Chesapeake Energy Corporation press release dated December 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President – General Counsel and Corporate Secretary

Date: December 6, 2016

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated December 6, 2016

99.2	Chesapeake Energy Corporation press release dated December 6, 2016

99.3	Chesapeake Energy Corporation press release dated December 6, 2016